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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc. of our report dated March 12, 2010 on the consolidated financial statements of Henry Bros. Electronics, Inc. and Subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 included in the Current Report on Form 8-K filed by Kratos Defense & Security Solutions, Inc. on February 4, 2011, in this prospectus and elsewhere in the registration statement.

        We also consent to the reference to use under the heading "Experts" in such Registration Statement on Form S-3.

/s/ Amper, Politzner & Mattia LLP

March 24, 2011
Edison, New Jersey

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS